EXHIBIT 23.2
            Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonstatutory Stock Option Plan, the 1991 Stock Option Plan and the 1994 Employee Stock Purchase Plan of Micro Linear Corporation of our report dated January 20, 1998, with respect to the financial statements and schedule of Micro Linear Corporation included in the Annual Report (Form 10-K) for the year ended December 28, 1997.

ERNST & YOUNG LLP
San Jose, California
May 18, 1998